  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 2, 2023

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMB 1158, 1000 Brickell Avenue, Suite 715
Miami, FL 33131
(Address of principal executive offices, including zip code)

(786) 209-3368
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02    Results of Operations and Financial Condition.

On November 2, 2023, Laureate Education, Inc. (the “Company”) issued an earnings release announcing its financial results for the quarter ended September 30, 2023. A copy of the earnings release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

Item 7.01    Regulation FD Disclosure.

On November 2, 2023, the Company made available on the investor relations section of its website its third quarter of 2023 Earnings Presentation (the “Presentation”). A copy of the Presentation is furnished herewith as Exhibit 99.2 and incorporated in this Item 7.01 by reference.

Item 8.01. Other Events.

On November 2, 2023, the Company announced that its Board of Directors approved the payment of a special cash dividend (the “Dividend”) equal to $0.70 per each share of the Company's common stock, par value $0.004 per share, to each holder of record on November 15, 2023. The Dividend is scheduled to be paid on November 30, 2023. Based on the current number of shares outstanding, the aggregate amount of the Dividend is expected to be approximately $110 million.

The Company expects that the entire amount of the Dividend will be in excess of its current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) and therefore will be treated as a taxable dividend for U.S. federal income tax purposes. All holders of Company common stock should consult their own tax advisors to determine the particular tax consequences to them of the Dividend, including the applicability and effect of any U.S. federal, state, local, non-U.S. and other tax laws.

In connection with the Dividend, the Board approved certain required adjustments under the Company’s equity award compensation plans. Subject to the payment of the Dividend, the exercise price of the Company’s options will be reduced by $0.70 per share, and holders of restricted and performance stock units will receive an amount in cash equal to $0.70 per unvested stock unit held payable when such unit vests. If all outstanding stock units vest, the aggregate amount to be paid in respect of the units will be approximately $700,000.

On November 2, 2023, the Company issued an earnings release announcing the Dividend. A copy of the earnings release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Earnings Release issued by Laureate Education, Inc. on November 2, 2023.
99.2	Third Quarter of 2023 Earnings Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information contained in Item 2.02, including Exhibit 99.1 hereto, and Item 7.01, including Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Richard M. Buskirk
Name:	Richard M. Buskirk
Title:	Senior Vice President and Chief Financial Officer

Date: November 2, 2023
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